EXHIBIT 4


                               FORM OF CONTRACT

[Company Logo] PHOENIX

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Dear Contract Owner:

Thank You for purchasing this annuity contract from PHL Variable Insurance Company. We agree to pay the benefits of this contract in accordance with its provisions.

RIGHT TO RETURN THIS CONTRACT. IT IS IMPORTANT TO US THAT YOU ARE SATISFIED WITH YOUR CONTRACT AND THAT IT MEETS YOUR FINANCIAL GOALS. IF FOR ANY REASON YOU ARE NOT SATISFIED WITH THIS CONTRACT, YOU MAY RETURN IT WITHIN 10 DAYS AFTER WE DELIVER IT TO YOU FOR A REFUND OF THE CONTRACT VALUE PLUS ANY CHARGES MADE UNDER THIS CONTRACT AS OF THE DATE OF CANCELLATION. YOU MAY RETURN IT TO EITHER THE AGENT THROUGH WHOM IT WAS PURCHASED OR TO US AT THE FOLLOWING ADDRESS:

                          PHL Variable Insurance Company
                          Annuity Operations Division
                          P.O. Box 8027
                          Boston, MA  02266-8027

                          Telephone (800) 541-0171


This contract provides for a series of annuity payments. The annuity payments will be based on the Contract Value on the Maturity Date and the annuity payment option rates stated herein. In addition, for variable payout options, the amount of annuity payments will vary with the investment experience of the Subaccounts within the Separate Account during the annuity payout period. The Contract Value will depend on the rate of interest credited to the Guaranteed Interest Account and the investment experience of the Subaccounts.

Signed for PHL Variable Insurance Company at its Home Office, Hartford, Connecticut.

                         PHL VARIABLE INSURANCE COMPANY

                                          /s/ Robert W. Fiandella
   ------------------------------------   ----------------------------------
                  Registrar                  Chairperson of the Board and
                                                Chief Executive Officer

             FLEXIBLE PREMIUM VARIABLE ACCUMULATION DEFERRED ANNUITY

ALL VALUES AND BENEFITS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE AND ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE PART 7 FOR A DESCRIPTION OF HOW THE CONTRACT VALUES ARE DETERMINED, PART 9 FOR A DESCRIPTION OF HOW THE DEATH BENEFITS ARE DETERMINED, AND PART 10 FOR A DESCRIPTION OF HOW ANNUITY PAYMENTS ARE DETERMINED.

                                NONPARTICIPATING

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                                  SCHEDULE PAGE

Owner:                       [John Doe]                 [35 Male]   :Age and Sex


Contract Number:             [13000000]      [December 12, 1994]  :Contract Date


Initial Premium:             [$10,000.00]         [July 1, 2029]  :Maturity Date


Annuitant:   [Jane Doe]

Joint Annuitant:  [None]

Beneficiary(s):  [Jane Doe]

Subsequent Premiums:  Flexible

Payment Intervals:  Flexible


Death Benefit Option: [1]


                                 SUBACCOUNT FEES

Daily Mortality and Expense Risk Fee:            Option 1:  .004178%  (Based on an annual rate of 1.525%)
                                                 Option 2:  .004589%  (Based on an annual rate of 1.675%)
                                                 Option 3:  .005000%  (Based on an annual rate of 1.825%)

Daily Administrative Fee:  .00034%  (Based on an annual rate of .125%)


                            CONTRACT FEES AND CHARGES

Premium Tax: .000% of each premium paid

Annual Administrative Charge: $35. Charge is waived if Contract Value exceeds $50,000.

Transfer Charge: Currently, there is no charge for transfers. However, we reserve the right to impose a Transfer Charge after the first twelve transfers made in each Contract Year, upon prior Written Notice to the Owner. Any Transfer Charge will be administered in a non-discriminatory manner. In no event, however, will such Transfer Charge exceed $20 per transaction.

Contingent Deferred Sales Charge: See Part 5 for a description of how this charge is determined.


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Owner:  [John Doe]
Contract Number: [13000000]


                           PREMIUM PAYMENT ALLOCATION

[Money Market  #122       100%]


D609

Owner:  [John Doe]
Contract Number: [13000000]


MARKET VALUE ADJUSTED GUARANTEED INTEREST ACCOUNT (MVA)

The MVA account provides four choices of interest rate guarantee periods; 3-year, 5-year, 7-year, and 10-year. The MVA account is accounted for as a non-unitized separate account established by Our company under Connecticut Law. All income, gains and losses, realized and unrealized, of the MVA Account are credited to or charged against the amounts placed in the MVA Account without reference to other income, gains and losses of Our General Account. The assets of the MVA Account are owned solely by Us and We are not a trustee with respect to such assets. These assets are not chargeable with liabilities arising out of any other business that We may conduct. We will credit interest daily on any amounts held under the MVA account at such rates as We shall determine but in no event will the effective annual rate of interest be less than 3%. At least monthly, We will set the interest rate that will apply to any premium made to the MVA. That rate will remain in effect until the end of the Guarantee Period selected by You. Upon expiry of the selected Guarantee Period, unless you elect to transfer funds to another Guarantee Period or Subaccount, or elect to withdraw funds, We will begin another Guarantee Period of the same duration as the one that just ended, and will credit interest at the then current rate for that new Guarantee Period. If your original Guarantee Period is no longer available or if you choose a Guarantee Period that is no longer available We will use the Guarantee Period with the next longest duration. To the extent permitted by law, We reserve the right to discontinue Guarantee Periods and to offer other Guarantee Periods that differ from those available at the time your contract was issued. Any withdrawals or transfers from the MVA will be subject to a market value adjustment, except that funds may be withdrawn or transferred from this account without a market value adjustment in the 30-day Window Period from 15 days before to 15 days after the Guarantee Period expiry date. We reserve the right to limit cumulative premiums made to any one of these accounts during any one-week period to not more than $250,000.

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TABLE OF CONTENTS

PART       TITLE                                              PAGE
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           SCHEDULE PAGES
           POLICY SUMMARY
           TABLE OF CONTENTS

1.         DEFINITIONS                                           1

2.         ABOUT THIS CONTRACT                                   3

3.         RIGHTS OF OWNER                                       4

4.         PREMIUM PAYMENTS AND ALLOCATION                       5

5.         TRANSFERS, WITHDRAWALS AND TERMINATION                7

6.         EXPENSE CHARGES                                       9

7.         DETERMINING THE CONTRACT AND ACCUMULATION
           UNIT VALUES                                          10

8.         ANNUITY BENEFITS                                     10

9.         DEATH BENEFITS                                       11

10.        ANNUITY PAYMENT OPTIONS                              13

11.        TABLES OF ANNUITY PAYMENTS OPTION RATES              16

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                                CONTRACT SUMMARY

ABOUT THIS SUMMARY
This summary briefly highlights some of the major contract provisions. Since this is only a summary, the detailed provisions of the contract will control. See those provisions for full information and any limits or restrictions that apply. A Table of Contents is provided to help You find specific provisions. Your contract is a legal contract between You and Us. You should, therefore, READ YOUR CONTRACT CAREFULLY.

Check the Schedule Page of this contract to make sure it reflects the premium payment allocation requested. Please call Your agent or Us any time You have questions about Your contract.

THE TYPE OF CONTRACT
This contract provides for the accumulation of values prior to the Maturity Date and the payment of an annuity after the Maturity Date. Subject to the terms of this contract, You may allocate premium payments to the various Subaccounts and Guaranteed Interest Account. The values that accumulate under this contract prior to the Maturity Date are based on the premium payments made, the rates of interest credited on any premium payments allocated to the Guaranteed Interest Account, any expense charges, and the investment experience of the Subaccounts within the Separate Account on any premium payments allocated to the Subaccounts. The amount of each annuity payment will be based on the Contract Value on the Maturity Date, the annuity purchase rates stated herein, and if a variable annuity payment option is elected, the investment experience of the Subaccounts during the annuity payout period. Various annuity payment options are available.

WITHDRAWAL PRIVILEGE
Prior to the Maturity Date, You may withdraw all or part of the Contract Value less any applicable contingent deferred sales charge. After the Maturity Date, You may only withdraw from the remaining value under Variable Payment Options K or L, less any applicable contingent deferred sales charge.

BENEFITS
All paid-up annuity, cash surrender, and death benefits under this contract are not less than the minimum benefits required by any statute of the state where this contract is delivered.

This contract provides for the payment of a death benefit amount in the event of the death of the Owner. If there is one Owner, the death benefit will be paid to the designated Beneficiary. If there is more than one Owner, the death benefit will be paid to the surviving Owner(s) upon the death of the Owner who dies first. If the Owner is a non-natural person, the death of the Primary Annuitant will be treated as the death of the Owner.

The amount of the death benefit is determined as described in Part 9 of this contract. Any additional amounts We credit to the contract will be treated as income on or any other gain in the contract and will increase the Contract Value. The Contract Value will be reduced by any withdrawal.

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                               PART 1: DEFINITIONS

YOU (YOUR)
The Owner of this contract.

WE (OUR, US)
PHL Variable Insurance Company

ACCUMULATION UNIT
A standard of measurement as described in Part 4, used to determine the value of a contract and its interest in the Subaccounts prior to the Maturity Date and for amounts held under Annuity Payment Option L.

ACCUMULATION UNIT VALUE
On the first Valuation Date selected by Us, We set all Accumulation Unit Values of each Subaccount of the Separate Account at 1.000000. The Accumulation Unit Value on any subsequent Valuation Date is determined by multiplying the Accumulation Unit Value of the Subaccount on the immediately preceding Valuation Date by the Net Investment Factor for that Subaccount for the Valuation Period just ended.

ADJUSTED PREMIUM
Any premium to the Guaranteed Interest Account, as adjusted to include any interest credited on and any contract charges or withdrawals deducted from such premium payment.

ANNUITANT
The Annuitant is the individual designated as such on the Schedule Page, or as later changed. The Annuitant shown on the Schedule Page when the contract was issued is the Primary Annuitant. Prior to the Maturity Date, the Annuitant may be changed, however, there may be tax consequences. The Annuitant is the person on whose continuation of life this contract is issued.

JOINT ANNUITANT(S)
A Joint Annuitant, if any, is an individual designated as such on the Schedule Page, or as later changed. The Joint Annuitant is one of the persons on whose continuation of life this contract is issued if a survivorship annuity payment option is elected.

ANNUITY
A series of periodic payments.

ANNUITY UNIT
A standard of measurement used to determine the amount of each periodic payment made under the Variable Annuity Payment Options I, J, K, M and N. The number of Annuity Units in each Subaccount with assets under the chosen option is equal to the portion of the first payment provided by that Subaccount divided by the Annuity Unit Value for that Subaccount on the first Payment Calculation Date.

ANNUITY UNIT VALUE
On the first Valuation Date selected by Us, We set all Annuity Unit Values in each Subaccount of the Separate Account at $1.000000. The Annuity Unit Value on any subsequent Valuation Date is equal to the Annuity Unit Value of the Subaccount on the immediately preceding Valuation Date multiplied by the Net Investment Factor for that Subaccount for the Valuation Period divided by
1.000000 plus the rate of interest for the number of days in the Valuation Period based on the Assumed Investment Rate.

ASSIGNS
Any person to whom You assign an interest in this contract if We have Written Notice of the assignment in accordance with the provisions stated in Part 2.

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ASSUMED INVESTMENT RATE
The Assumed Investment Rate is 4.5% per year. We use this rate to determine the first payment under Variable Payment Annuity Options I, J, K, M and N. Future payment amounts under these options will depend on the relationship between the Assumed Investment Rate and the actual investment performance of each Subaccount as reflected in the Subaccount's Annuity Unit Value. The Assumed Investment Rate is the net annual investment return that will need to be earned by each Subaccount of the Separate Account for there to be no reduction in the amount of the monthly payments under these options.

BENEFICIARY
The individual(s) or entity(s) designated by the Owner at the time this contract is issued, or as later changed.

CONTRACT ANNIVERSARY
The same date each year as the Contract Date.

CONTRACT DATE
The Contract Date shown on the Schedule Page. It is the date from which Contract Years and Contract Anniversaries are measured.

CONTRACT VALUE
The sum of the values under the contract of all Accumulation Units held in the Subaccounts and the Adjusted Premium payments held in the Guaranteed Interest Account.

CONTRACT YEAR
The first Contract Year is the one-year period from the Contract Date. Following Contract Years run from one Contract Anniversary to the next.

FIXED PAYMENT ANNUITY
An annuity providing payments which do not vary in amount after the first payment is made.

MATURITY DATE
The date annuity payments commence in the form of an annuity payment option. The Maturity Date may not be earlier than the first Contract Anniversary. Unless we agree otherwise, the maximum Maturity Date is the later of the Contract Anniversary nearest the younger annuitant's 95th birthday or ten years from the Contract Date.

NET INVESTMENT FACTOR
The Net Investment Factor for each Subaccount of the Separate Account is determined by the investment performance of the assets underlying the Subaccount for the Valuation Period just ended. The Net Investment Factor is equal to
1.000000 plus the applicable net investment rate for the Valuation Period. The net investment rate is determined by:

1. taking the sum of the accrued net investment income and capital gains and losses, realized or unrealized, of the Subaccount for the Valuation Period. The net investment income is affected by an investment advisory expense fee which is deducted from the Funds in which the assets of the Subaccounts of the Separate Account are invested; and

2. dividing the result of (1) by the value of the Subaccount at the beginning of the Valuation Period; and

3. for each calendar day in the Valuation Period subtracting from the result of [(1) divided by (2)], an amount equal to the Mortality and Expense Risk Fee plus the Daily Administrative Fee and any daily tax fee.

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OWNER
The Owner(s) as shown on the Schedule Page or as later changed.

PAYMENT CALCULATION DATE
The date We calculate annuity payments under a Variable Payment Annuity Option. The first Payment Calculation Date is the Valuation Date on or next following the Maturity Date unless We agree otherwise. After the first Payment Calculation Date, We will calculate payments on the same date each month. We use the next following Valuation Date if such date is not a Valuation Date.

PREMIUM PAYMENT DATE
The Valuation Date on which a premium payment is received at Our annuity operations division unless it is received after the close of the New York Stock Exchange, in which case it will be the next Valuation Date.

PREMIUM PAYMENT YEAR
The one year period measured from each Premium Payment Date. Premium Payment Year is used to determine the contingent deferred sales charge.

SUBACCOUNT(S)
The account(s) within Our Separate Account to which assets under the contract may be allocated.

SURRENDER VALUE
Contract Value less any applicable contingent deferred sales charge and premium tax.

VALUATION DATE
Every day the New York Stock Exchange is open for trading and PHL Variable Insurance Company is open for business.

VALUATION PERIOD
The period in days beginning with the day following the last Valuation Date and ending on the next succeeding Valuation Date.

VARIABLE PAYMENT ANNUITY
An annuity where each payment will vary with the investment experience of the Subaccounts.

WRITTEN REQUEST (WRITTEN NOTICE)
A request We receive in writing at Our annuity operations division in a form satisfactory to Us.

                           PART 2: ABOUT THIS CONTRACT

THE EFFECTIVE DATE
This contract will begin in effect on the Contract Date provided the initial premium due is paid and the Owner is alive.

THE ENTIRE CONTRACT
This contract, and the application attached to it, if any, are the entire contract between You and Us. Any change in terms of this contract, as required to conform to law, must be signed by one of Our executive officers and countersigned by Our registrar or one of Our executive officers. Any benefits payable under this contract are payable at Our annuity operations division.

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REQUIRED PROOF OF AGE AND SURVIVAL
We may require proof of the age of the Annuitant and Joint Annuitant, if any, before any annuity payments begin. We also have the right to require proof of the identity, age and survival of any person entitled to any payment under this contract or upon whose life any payments depend.

ADJUSTMENT FOR MISSTATEMENT OF AGE OR SEX
If the age or sex of the Annuitant or Joint Annuitant has been misstated, any benefits payable will be adjusted to the amount that the Contract Value would have purchased based on the Annuitant's or Joint Annuitant's correct age and sex. Any overpayment(s) and underpayment(s) made by Us will be charged or credited against future payments to be made under the contract. We will charge interest on any overpayments and credit interest on any underpayments at an effective annual rate of 6%.

ASSIGNMENTS
We will not be considered to have notice of any assignment of an interest in this contract until We receive the original or copy of the written assignment at Our annuity operations division. In no event will We be responsible for its validity. Any change will be subject to any payment made or actions taken by Us before We received the written assignment at Our annuity operations division.

STATEMENT OF ACCOUNT
We will send You a statement of account at least annually. The statement of account will include the Contract Value, Surrender Value, death benefit, and paid up annuity benefits. The statement will be mailed to Your last post office address known to Us.

                             PART 3: RIGHTS OF OWNER

WHO IS THE OWNER
An Owner may be an Annuitant, a trust or any other individual or entity. If no Owner is named, the Annuitant will be the Owner. Under contracts used with certain tax qualified plans, the Owner must be the Annuitant. More than one Owner may be named as Joint Owners. If one of such Joint Owners dies, all rights vest equally in the surviving Owners. If any Owner dies prior to the Maturity Date, the death benefit amount will be paid as provided in Part 9.

WHAT ARE THE RIGHTS OF THE OWNER
You control this contract on and after the Contract Date. Unless You and We agree otherwise, You may exercise all rights provided under this contract without the consent of anyone else. If there is more than one Owner, all Owners must consent to the changes described below. Your rights include the right to:

1. Receive any amounts payable under this contract during the Annuitant's lifetime.

2.  Change the Owner(s) under certain conditions with Our consent.

3.  Change the premium payment amounts and intervals. See Part 4.

4.  Change the allocation for premium payments. See Part 4.

5. Transfer Contract Values between and among the various Subaccounts and the Guaranteed Interest Account. See Part 5.

6. Make withdrawals from the various Subaccounts and the Guaranteed Interest Account or fully surrender the contract for its Surrender Value. See Part 5.

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7. Change the Maturity Date prior to the commencement of an annuity payment option.

8.  Select an annuity payment option to commence on the Maturity Date. See Part
    8.

9.  Change the Beneficiary.

10. Assign, subject to the restrictions stated in Part 2, release, or surrender any interest in this contract. See Parts 2 and 5.

11. Change or replace any Annuitant or Joint Annuitant prior to the Maturity Date. You may name a new Annuitant upon the death of the Primary Annuitant prior to the Maturity Date. If you do not name a new Annuitant, You will become the Annuitant. If You are a non-natural Owner, any change to or death of the Primary Annuitant will be treated as the death of an Owner. See Part 9.

Your exercise of any rights will, to the extent thereof, assign, release, or surrender the interest of the Annuitant and all beneficiaries and Owners under this contract.

HOW TO CHANGE THE OWNER
You may change the Owner in the following manner by Written Request:

1.  transfer ownership of the entire contract to a single grantor trust; or
2.  transfer ownership of the entire contract between spouses.

If We grant your request to change Ownership, Death Benefit Option 1 shall apply, unless we agree otherwise.

                     PART 4: PREMIUM PAYMENTS AND ALLOCATION

PREMIUM PAYMENTS
The initial premium payment is due on the Contract Date and may not be less than $10,000 for non-tax qualified plans or $2,000 for qualified plans. Thereafter, subsequent premium payments may be made as described below. All premium payments are payable at Our annuity operations division, except that the initial premium payment may be given to an authorized agent for forwarding to Our annuity operations division. No benefit associated with any such premium payment will be provided until the premium payment is actually received by Us at Our annuity operations division.

You may vary the amount and interval for subsequent premium payments. Subsequent premium payments may be made within the following limits:

1.  Each subsequent premium payment must at least equal $500.

2. No more than $1,000,000 in total premium payments may be paid on this contract, unless We agree otherwise.

3. The premium payment intervals may be unscheduled or changed to monthly, quarterly, semi-annual, annual, or any other arrangement agreed to by Us.

4.  Subsequent premium payments may only be made prior to the Maturity Date.

We reserve the right to waive the limits in 1 and 2 above.

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PREMIUM PAYMENT ALLOCATION
The premium payment will be applied on its Premium Payment Date to the various Subaccounts and the Guaranteed Interest Account in accordance with Your instructions for the allocation of premium payments.

You may change the allocation schedule with respect to subsequent premium payments by Written Request. We reserve the right to waive the requirement of Written Request.

SEPARATE ACCOUNT AND SUBACCOUNTS
The PHL Variable Insurance Company's Variable Accumulation Separate Account (VA Account) is a Separate Account established by Our company under Connecticut Law and is registered as a unit investment trust under the Investment Company Act of 1940. The VA Account contains various Subaccounts that have different investment objectives.

All income, gains and losses, realized and unrealized, of the VA Account are credited to or charged against the amounts placed in the VA Account without reference to other income, gains and losses of Our General Account. The assets of the VA Account are owned solely by Us and We are not a trustee with respect to such assets. These assets are not chargeable with liabilities arising out of any other business that We may conduct.

We use the assets of the VA Account to buy shares of the Fund(s) of this contract according to Your most recent allocation instruction on file with Us at Our annuity operations division. The Fund(s) are registered under the Investment Company Act of 1940 as an open-end, management investment company. The Fund(s) have separate Series that correspond to the Subaccounts of the VA Account. Assets of each Subaccount are invested in shares of the corresponding Fund Series.

ACCUMULATION UNITS
The number of Accumulation Units credited to each Subaccount of the Separate Account will be determined by dividing the premium payment applied to that Subaccount by the Accumulation Unit Value of that Subaccount on the Premium Payment Date.

ADDITIONAL SUBACCOUNTS
We have the right to add Subaccounts of the Separate Account subject to approval by the Securities and Exchange Commission and, where required, other regulatory authority.

SUBSTITUTION OF SUBACCOUNTS
If the shares of the Funds of this contract should no longer be available for investment by the Separate Account or if in Our judgment further investment in such Funds becomes inappropriate for use with this contract, We reserve the right to substitute Accumulation Units of another Subaccount for Accumulation Units already purchased or to be purchased in the future by premium payments under this contract. Any such change will be subject to approval by the Securities Exchange Commission and by the insurance supervisory official of the state where this contract is delivered.

GUARANTEED INTEREST ACCOUNT (GIA)
This contract also contains a Guaranteed Interest Account (GIA) to which premium payments may be allocated. The GIA is not part of the Separate Account. It is accounted for as part of Our General Account. We will credit interest on the amount in the GIA at such rate(s) as provided under the terms of this contract. We reserve the right to add other Guaranteed Interest Accounts subject to the approval by the insurance supervisory official of the state where this contract is delivered.

We reserve the right to limit cumulative premium payments to the GIA during any one-week period to not more than $250,000. We will credit interest daily on any amounts held under the GIA at such rates as We shall determine but in no event will the effective annual rate of interest be less than 3%. At least monthly, We will set the interest rate that will apply to any premium made to the GIA. That rate will remain in effect for such premiums, or their resulting Adjusted Premiums, for an initial guaranteed period

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of one full year. In addition to the rate applicable to the initial guarantee period, We may credit additional interest for periods less than one year. Upon expiry of the initial one-year guarantee period, and for any premiums, or Adjusted Premiums whose guarantee has just ended shall be the same rate that applies to new premiums made during the calendar week in which the guarantee period expired. Such rate shall likewise remain in effect for such Adjusted Premiums for a subsequent guarantee period of one full year.

                 PART 5: TRANSFERS, WITHDRAWALS AND TERMINATION

TRANSFERS AMONG SUBACCOUNTS AND THE GUARANTEED INTEREST ACCOUNT
You may transfer all or a portion of the Contract Value of this contract among one or more of the Subaccounts and the GIA. Transfers are made by Written Request. You may make up to 12 transfers per Contract Year from the Subaccounts and only one transfer per Contract Year from the GIA unless the Dollar Cost Averaging (DCA) Program or Asset Rebalancing Program is elected. Except as otherwise provided under the DCA Program, the amount that may be transferred from the GIA at any one time cannot exceed the higher of $1000 or 25% of the value of the GIA.

Under the DCA Program, funds may be transferred automatically among the Subaccounts on a monthly, quarterly, semi-annual or annual basis. Unless We agree otherwise, the minimum initial and subsequent transfer amounts are $25 monthly, $75 quarterly, $150 semi-annually or $300 annually. A contract Owner must have an initial value of $2,000 in the GIA or the Subaccount that funds will be transferred from. Funds may be transferred from only one sending Subaccount or the GIA but may be allocated to multiple receiving Subaccounts or the GIA. Under the DCA Program, You may transfer approximately equal amounts from the GIA over a minimum 6-month period.

Under the Asset Rebalancing Program, funds are transferred automatically among the Subaccounts on a monthly, quarterly, semi-annual or annual basis to maintain the allocation percentage elected by Written Request. Transfers to or from the GIA are not permitted under the Asset Rebalancing Program.

Transfers made under the DCA Program or Asset Rebalancing Program will be processed on the first Valuation Date of each month that applies. If the value in the sending Subaccount or GIA is below the amount to be transferred, then the entire remaining balance will be transferred and the DCA or Asset Rebalancing Programs will be completed. You may terminate your participation in the DCA or Asset Rebalancing Programs at any time by sending a Written Notice to Us. Upon completion of DCA or Asset Rebalancing Programs, you must send a Written Request to Us to start another DCA or Asset Rebalancing Program.

The transfer charge is as shown on the Schedule Page. Any such charge will be deducted from the Subaccounts or the GIA from which the amounts are to be transferred with each such Subaccount or GIA bearing a pro rata share of the transfer charge. The value of each Subaccount will be determined on the Valuation Date that coincides with the date of transfer. Any Accumulation Units held under a Subaccount of the Separate Account or Adjusted Premiums held under the GIA as the result of any transfer shall retain its original Premium Payment Date for purposes of determining the contingent deferred sales charge.

WITHDRAWALS AND FULL SURRENDER
You may withdraw in cash the Contract Value of this contract, less any applicable premium tax or contingent deferred sales charge, in whole or in part any time prior to the Maturity Date or at any time for amounts held under Variable Payment Annuity Options K or L. Such withdrawals must be by Written Request and must include such tax withholding information as We may reasonably require.

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The portion withdrawn from any Subaccount will be taken by the surrender and release of such number of Accumulation Units in such Subaccount required to make the withdrawal, including any premium tax or contingent deferred sales charge applicable to such withdrawal. Any portion withdrawn from the GIA will be taken by the release of Adjusted Premiums in the amount needed to make the withdrawal, including any premium tax or contingent deferred sales charge applicable to such withdrawal. The Contract Value will be determined on the Valuation Date that coincides with the date of the withdrawal.

CONTINGENT DEFERRED SALES CHARGE
A charge to cover expenses incurred in the sale and distribution of this contract is taken in the form of a contingent deferred sales charge. This charge is applied to any partial withdrawal or full surrender made within the three-year period following the date of each Premium Payment. The amounts released for surrender will be determined on a First-In, First-Out (FIFO) basis based on the effective date of each premium payment.

In each Contract Year, you may withdraw a portion of your Contract Value free of any contingent deferred sales charge, called the free withdrawal amount. During the first Contract Year, the free withdrawal amount is 10% of the Contract Value at the time of the first partial withdrawal. After the first Contract Year and each Contract Year thereafter, the free withdrawal amount is 10% of the Contract Value as of the end of the prior Contract Year.

Any amount withdrawn in excess of the free withdrawal amount will be subject to the following contingent deferred sales charge, expressed as a percentage of the amount withdrawn, up to a maximum of the total of all premium payments:

Complete Premium Payment Years              Contingent Deferred Sales Charge
------------------------------              --------------------------------
             0                                            8%
             1                                            7%
             2                                            6%
             3 and over                                   0%

The contingent deferred sales charge is applied to amounts withdrawn or surrendered up to the total of all premium payments less prior withdrawals for which a contingent deferred sales charge was paid. Following a partial withdrawal, the death benefit will be reduced by the same proportion as the Contract Value is reduced by the withdrawal.

You may elect to apply the amount withdrawn or surrendered to the various annuity payment options described in Part 10.

SYSTEMATIC WITHDRAWAL PROGRAM
Prior to the Maturity Date, You may partially withdraw amounts automatically on a monthly, quarterly, semi-annual or annual basis under the Systematic Withdrawal Program. You may participate in the Systematic Withdrawal Program at any time by sending a Written Notice to Us.

The minimum initial and subsequent partial withdrawal amounts must be at least $100. Partial withdrawals made under the Systematic Withdrawal Program will be processed on each Contract Monthly Anniversary and will be less any applicable premium tax and surrender charge.

You may terminate Your participation in the Systematic Withdrawal Program at any time by sending a Written Notice to Us. Upon completion of the Systematic Withdrawal Program, You must send a Written Request to Us to start another Systematic Withdrawal Program. The Systematic Withdrawal Program cannot continue beyond the Maturity Date.

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CONTRACT TERMINATION
If on any Valuation Date the Contract Value becomes zero, the contract will immediately terminate. We will mail a written notice to You at Your most recent post office address on file at Our annuity operations division.

DEFERRAL OF PAYMENT
With the exception of transfers and withdrawals from the GIA, transfers, withdrawals, or a request for a full surrender will usually be processed within 7 days after We receive the Written Request at Our annuity operations division. However, We may postpone the processing of any such transactions for any of the following reasons (as provided under the Investment Company Act of 1940):

1. when the New York Stock Exchange is closed, other than customary weekend and holiday closings;

2. when trading on the exchange is restricted by the Securities and Exchange Commission;

3. when the Securities and Exchange Commission declares that an emergency exists as a result of which disposal of securities in the Fund is not reasonably practicable or it is not reasonably practicable to determine the value of the Units in the Subaccounts of the Separate Account; or

4. when a governmental body having jurisdiction over the VA Account by order permits such suspension.

Rules and regulations of the Securities and Exchange Commission, if any, are applicable and will govern as to whether conditions described in (2) or (3) or
(4) exist.

For withdrawals from the GIA, We may defer payment for six months from the date Our annuity operations division receives the Written Request. If payment is delayed 10 working days or more, We will add interest at an annual rate equal to that paid under Annuity Payment Options G and H.

                             PART 6: EXPENSE CHARGES

Charges to cover expenses incurred by Us in the distribution and administration of this contract are made in the manner described below.

PREMIUM TAX
A premium tax may be required based on the laws of the state or municipality of delivery, or the state or municipality where the Owner resides when a premium payment is applied. The premium tax rate, if any, as of the Contract Date, is shown on the Schedule Page. This rate may change for subsequent premium payments in accordance with applicable state law. We will pay any premium tax due and will only reimburse ourselves upon the remittance of the premium tax to the applicable state or municipality.

SURRENDER CHARGE
A charge to cover expenses incurred in the sale and distribution of this contract is taken in the form of a contingent deferred sales charge as described in Part 5.

TRANSFER CHARGE
A transfer charge is as shown on the Schedule Page.

ANNUAL ADMINISTRATIVE CHARGE
A portion of the administrative expense incurred by Us is assessed in the form of an annual charge as shown on the Schedule Page. We reserve the right to lower such charge. Such charge will be deducted at the end of each Contract Year from the total Contract Value with each Subaccount and GIA bearing a

D609                                 9
pro rata share of such expense based on the proportionate Contract Value of each of the Subaccounts and GIA. By agreement with Us, You may, instead, elect to pay this charge in cash.

MORTALITY AND EXPENSE RISK FEE
The mortality and expense risk fee is taken in the form of a daily fee against each Subaccount as shown on the Schedule Page. We reserve the right to lower such fee.

DAILY ADMINISTRATIVE FEE
A portion of the administrative expense incurred by Us is assessed in the form of a daily fee against each Subaccount as shown on the Schedule Page.

   PART 7: DETERMINING THE CONTRACT AND ACCUMULATION UNIT VALUES

CREDITING OF SUBACCOUNT UNITS AND PREMIUMS
We will apply any premium payments We receive on the Premium Payment Date to credit Accumulation Units to one or more Subaccounts or to credit purchases to the GIA in accordance with the most recent allocation schedule on file with Us. The number of Accumulation Units credited to each Subaccount will be determined by dividing the premium payment, applied to that Subaccount by the then current Accumulation Unit Value of that Subaccount. The Accumulation Unit Value of each Subaccount on a Valuation Date is determined at the end of that day.

DETERMINATION OF THE CONTRACT VALUE
Prior to the Maturity Date, the value of a Subaccount of the Separate Account for this contract is determined by multiplying the total number of Accumulation Units under this contract for that Subaccount by the current Accumulation Unit Value of that Subaccount. The Contract Value for amounts held under Variable Payment Annuity Option L is determined in the same manner. The value of the GIA equals the total value of the Adjusted Premiums. The total Contract Value under this contract equals the sum of the values of each of the Subaccounts and the Adjusted Premiums.

THE VALUATION OF SUB-ACCOUNTS AND GUARANTEED INTEREST ACCOUNT
The values and benefits of the GIA are not less than those required by the laws of the state where this contract is delivered.

The values of the assets in each Subaccount will be calculated in accordance with applicable law and accepted procedures.

All paid-up annuity, cash surrender, and death benefits under this Contract are not less than the minimum benefits required by any statute of the state where this contract is delivered. Any additional amounts We credit to the Contract will be treated as any other gain in the Contract and will increase the paid-up annuity, cash surrender and death benefits. Paid-up annuity and cash surrender benefits will be reduced by any withdrawal. The death benefit following a withdrawal will be reduced by the same proportion as the Account Value is reduced at the time of the withdrawal.

We guarantee that expense and mortality results shall not adversely affect the dollar amount of variable benefits and other contractual payments and values.

                            PART 8: ANNUITY BENEFITS

On or before the Maturity Date, You may elect any one of the annuity payment options as described in Part 10. If you do not select an annuity payment option on or before the Maturity Date, We will apply the

D609                                 10

Contract Value less any premium tax due to provide You a variable life annuity with 10 years period certain under Annuity Payment Option I as described in Part 10.

If the amount to be applied on the Maturity Date is less than $2,000 or would result in monthly payments of less than $20, We shall have the right to pay such amount to You in one lump sum in lieu of providing such annuity. We also have the right to change the annuity payment frequency to annual if the monthly annuity payment would otherwise be less than $20.

                             PART 9: DEATH BENEFITS

The death benefit will be determined by the Death Benefit Option selected at the time of the initial premium payment and shown on the Schedule Page, or as changed following a change of ownership. The death benefits provided under this contract are not less than the minimum benefits required under the laws of the state where this contract is delivered.

DEATH BEFORE MATURITY DATE
If the contract is held by a single Owner who dies before the Maturity Date, We will pay the death benefit amount to the designated Beneficiary upon receipt of a certified death certificate, an order of competent jurisdiction or any other proof acceptable to Us. If there is more than one Owner and one of the Owners dies before the Maturity Date, We will pay the death benefit amount to the surviving Owner(s), if any, who will be deemed to be the designated Beneficiary(s). If the spouse of a deceased Owner is entitled to receive all or some portion of the death benefit amount, the spouse may elect to continue the contract as the new Owner. This election is only allowed prior to the Maturity Date and can be elected only one time. When the spouse elects to continue the contract, the death benefit amount that the spouse is entitled to receive will become the new Contract Value for the continued contract and the current Death Benefit Option will remain in effect.

If the contract is owned by a non-natural person, such as a trust, and the Annuitant (defined as the Primary Annuitant) dies before the Maturity Date, We will pay the death benefit to the Owner. If a Joint Annuitant dies prior to the Maturity Date, a death benefit is not paid. The Owner may appoint a new Joint Annuitant.

ELECTION OF DEATH BENEFIT OPTIONS
The Owner shall elect any one of the Death Benefit Options that We make available at the time of the Owner's initial premium payment. The Owner's chosen option is as shown on the Schedule Page. If no option is elected, Death Benefit Option 1 shall apply.

DEATH BENEFIT - OPTION 1
This death benefit (less any premium tax) is equal to A or B, whichever is greater, where:

1. A is 100% of premium payments less "Adjusted Partial Withdrawals" (as defined below).

2. B is the Contract Value next determined following receipt of a certified copy of the death certificate at Our annuity operations division.

DEATH BENEFIT - OPTION 2
This death benefit is based on the age of the Owner. If there is more than one Owner, it is based on the age of the eldest Owner.

D609                                 11

If the Owner has not yet attained age 80, the death benefit (less any premium tax) is equal to A or B or C, whichever is greater, where:

1. A is 100% of premium payments less "Adjusted Partial Withdrawals" (as defined below).

2. B is the Contract Value next determined following receipt of a certified copy of the death certificate at Our annuity operations division.

3.  C is the "Annual Step-up Amount" (as defined below).

If the Owner has attained age 80, the death benefit (less any premium tax) is equal to A or B, whichever is greater, where:

1. A is the death benefit calculated at the end of the Contract Year prior to the Owner's attained age 80, plus 100% of the premium payments less "Adjusted Partial Withdrawals" (as defined below) made since the end of the Contract Year prior to the Owner's attained age 80.

2. B is the Contract Value next determined following receipt of a certified copy of the death certificate at Our annuity operations division.

If the contract is not owned by a natural person, the age of the Primary Annuitant will be used to calculate the death benefit.

If the spouse elects to continue the contract under Death Benefit Option 2, the death benefit under the continued contract will be calculated using the surviving spouse's attained age.

ANNUAL STEP-UP AMOUNT
In the first Contract Year, the Annual Step-up Amount is equal to 100% of premium payments less "Adjusted Partial Withdrawals".

In the second Contract Year or any subsequent Contract Year, the Annual Step-up Amount is equal to A or B, whichever is greater, where:

1. A is the Annual Step-up Amount at the end of the previous Contract Year, plus 100% of premium payments made since the end of the previous Contract Year, less "Adjusted Partial Withdrawals" made since the end of the previous Contract Year.

2.  B is the Contract Value.

ADJUSTED PARTIAL WITHDRAWALS
The sum of all Adjusted Partial Withdrawals when each is calculated as the product of (1) times (2) where:

1. is the ratio of the amount of the partial withdrawal to the Contract Value on the date of (but prior to) the partial withdrawal; and

2.  is the death benefit on the date of (but prior to) the partial withdrawal.

DISTRIBUTION AT DEATH REQUIREMENTS
Any Beneficiary who is a natural person entitled to a death benefit may, within one year after the date of an Owner's death, elect to receive the death benefit in the form of an annuity payment option. If an annuity payment option is selected, it may not extend beyond such Beneficiary's life or life expectancy and the payments must begin within one year after the date of death. If an annuity payment option is not elected or the Beneficiary is a non-natural person, the entire death benefit will be distributed in a lump sum no later than five years after the date of death.

D609                                 12

DEATH ON OR AFTER THE MATURITY DATE
If an Owner dies on or after the Maturity Date and there is no surviving Owner, any remaining certain period annuity payments will be paid to the Beneficiary under the annuity payment option in effect on the date of death. If there is a surviving Owner, the payments continue as if there had been no death. Payments to the Beneficiary or surviving Owner may not be deferred or otherwise extended.

If the Annuitant and Joint Annuitant(s), if any, die and are survived by any Owner, any remaining certain period annuity payments will be paid to such Owner. Payments will continue under the annuity payment option in effect at the date of death and may not be deferred or otherwise extended.

HOW TO CHANGE THE BENEFICIARY
At any time prior to the death of the last of the Annuitants under this contract, You may change the Beneficiary. The change must be made by Written Notice signed by You. If there is more than one Owner, all Owners must sign the Written Notice. When We receive it, the change will be effective as of the date it was signed by the last Owner to sign. However, the change will be subject to any payment made or actions taken by Us before We received the Written Notice at Our annuity operations division.

                        PART 10: ANNUITY PAYMENT OPTIONS

You must elect an annuity payment option by Written Request. We reserve the right to require that the election of a payment option be in the form of a supplementary contract distributed by Us reflecting the terms of the payment option elected. We have the right to require proof of age and sex of any person on whose life payments depend, as well as proof of the continued survival of any such person. After the first Payment Calculation Date, You may not change the annuity payment option You elected. Where the election of an annuity payment option is made by the beneficiary of any death benefit payable under this contract, limited as described in Part 9, the term "Annuitant" as used below shall refer to such beneficiary.

CALCULATION OF FIXED ANNUITY PAYMENTS
Under Options A, B, D, E and F, rates are based on the 1983a Individual Annuity Mortality Table projected with projection scale G to the year 2040 and an interest rate of 3%. Under Options G and H, the guaranteed interest rate is 3%.

CALCULATION OF VARIABLE ANNUITY PAYMENTS
Under Options I, J, K, M and N, the amount of the first payment is equal to the amount held under the selected option in each Subaccount, divided by $1,000 and then multiplied by the applicable payment option rate. The first payment equals the sum of the amounts provided by each Subaccount.

In each Subaccount, the number of fixed Annuity Units is determined by dividing the amount of the initial payment provided by that Subaccount by the Annuity Unit Value for that Subaccount on the first Payment Calculation Date. Thereafter, the number of fixed Annuity Units in each Subaccount remains unchanged unless You transfer funds to or from the Subaccount. If You transfer funds to or from a Subaccount, the number of fixed Annuity Units will change in proportion to the change in value of the Subaccount as a result of the transfer. The number of fixed Annuity Units will change effective with the transfer, but will remain fixed in number following the transfer.

Second and subsequent payments are determined by multiplying the number of fixed Annuity Units for each Subaccount by the Annuity Unit Value for that Subaccount on the Payment Calculation Date. The total payment will equal the sum of the amounts provided by each Subaccount. The amount of second and subsequent payments will vary with the investment experience of the Subaccounts and may be either higher or lower than the first payment.

D609                                 13

Under Option L, We determine the amount of the annual distribution by dividing the amount of Contract Value as of the payment calculation date by the life expectancy of the Annuitant or the joint life expectancy of the Annuitant and Joint Annuitant at that time.

Under Options I, J, M and N, the applicable payment option rate used to determine the first payment amount will not be less than the rate based on the 1983a Individual Annuity Mortality Table projected with projection scale G to the year 2040, with continued projection thereafter and the Assumed Investment Rate.

Under Option K, the payment option rate will be based on the number of payments to be made during the specified period and the Assumed Investment Rate.

We guarantee that neither expenses actually incurred, other than taxes on investment return, nor mortality actually experienced, shall adversely affect the dollar amount of variable annuity payments.

OPTION A - LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN
A fixed payout annuity payable monthly while the Annuitant is living or, if later, the end of the specified period certain. The period certain may be specified as 5, 10, or 20 years. The period certain must be specified at the time this option is elected.

OPTION B - NON-REFUND LIFE ANNUITY
A fixed payout annuity payable monthly while the Annuitant is living. No monthly payment, death benefit or refund is payable after the death of the Annuitant.

OPTION D - JOINT AND SURVIVORSHIP LIFE ANNUITY
A fixed payout annuity payable monthly while either the Annuitant or designated Joint Annuitant is living. You must designate the Joint Annuitant at the time You elect this option. The designated Joint Annuitant must be at least age 40 on the first Payment Calculation Date.

OPTION E - INSTALLMENT REFUND LIFE ANNUITY
A fixed payout annuity payable monthly while the Annuitant is living. If the Annuitant dies before the annuity payments made under this option total an amount which refunds the entire amount applied under this option, We will make a lump sum payment equal to the entire amount applied under this option less the sum of payments already made.

OPTION F -  JOINT AND SURVIVORSHIP LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN
A fixed payout annuity payable monthly while either the Annuitant or Joint Annuitant is living, or if later, the end of 10 years. You must designate the Joint Annuitant at the time You elect this option. The Joint Annuitant must be at least age 40 on the first Payment Calculation Date.

OPTION G - PAYMENTS FOR A SPECIFIED PERIOD
A fixed payout annuity payable monthly over a specified period of time. Payments continue whether the Annuitant lives or dies. The specified period must be in whole numbers of years from 5 to 30, but cannot be greater than 100 minus the age of the Annuitant. However, if the beneficiary of any death benefits payable under this contract elects this Payment Option, the period selected by the beneficiary may not extend beyond the life expectancy of such beneficiary.

OPTION H - PAYMENTS OF A SPECIFIED AMOUNT
Equal income installments of a specified amount are paid until the principal sum remaining under this option from the amount applied is less than the amount of the installment. When that happens, the principal sum remaining will be paid as a final payment. The amount specified must provide for payments for a period of at least 5 years.

D609                                 14

OPTION I - VARIABLE LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN
A variable payout annuity payable monthly while the Annuitant is living or, if later, for ten years. If the beneficiary of any death benefits payable under this contract elects this payment option, the period certain will equal the shorter of 10 years and the life expectancy of such beneficiary.

OPTION J - JOINT SURVIVORSHIP VARIABLE LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN A variable payout annuity payable monthly while either the Annuitant or Joint Annuitant is living, or if later, the end of 10 years. You must designate the Joint Annuitant at the time You elect this option. The Joint Annuitant must be at least age 40 on the first Payment Calculation Date. This option is not available for the payment of any death benefit under this contract.

OPTION K - VARIABLE ANNUITY FOR SPECIFIED PERIOD
A variable payout annuity payable monthly over a specified period of time. Payments continue whether the Annuitant lives or dies. The specified period must be in whole numbers of years from 5 to 30, but cannot be greater than 100 minus the age of the Annuitant. However, if the beneficiary of any death benefits payable under this contract elects this payment option, the period selected by the beneficiary may not extend beyond the life expectancy of such beneficiary. This option also provides for unscheduled withdrawals. An unscheduled withdrawal will reduce the number of fixed Annuity Units in each Subaccount and affect the amount of future payments.

OPTION L - VARIABLE LIFE EXPECTANCY ANNUITY
This option provides a variable income which is payable over the Annuitant's annually recalculated life expectancy or the annually recalculated life expectancy of the Annuitant and Joint Annuitant. This option also provides for unscheduled withdrawals. An unscheduled withdrawal will reduce the Contract Value and affect the amount of future payments. Upon the death of the Annuitant (and Joint Annuitant, if applicable), any remaining Contract Value will be paid in a lump sum to the beneficiary.

OPTION M - UNIT REFUND VARIABLE LIFE ANNUITY
This option provides variable monthly payments as long as the Annuitant lives. In the event of the death of the Annuitant, the monthly payments will stop and the beneficiary will receive a lump sum payment equal to the value of the remaining Annuity Units. This value is equal to the sum of the number of remaining Annuity Units for each Subaccount multiplied by the current Annuity Unit Value for that Subaccount. The number of remaining Annuity Units for each Subaccount will be calculated as follows:

(1) the net amount in the Subaccount applied under this option on the first Payment Calculation Date divided by the corresponding Annuity Unit Value on that date, minus

(2) the sum of the Annuity Units released from the Subaccount to make the payments under this option.

You may not transfer any assets under Option M, unless We agree otherwise.

OPTION N - VARIABLE NON-REFUND LIFE ANNUITY
A variable payout annuity payable monthly while the Annuitant is living. No monthly payment, death benefit or refund is payable after the death of the Annuitant.

OTHER OPTIONS
We may offer other annuity payment options or alternative versions of the options listed above.


D609                                 15

                 PART 11: TABLES OF ANNUITY PAYMENT OPTION RATES

The tables in this section show the guaranteed minimum monthly payments for Options A - G, and the minimum initial payment for the Variable Payment Options I, J, K, M and N for each $1,000 applied. These rates are based on the Annuitant's age and sex. If Our rates in effect on the first Payment Calculation Date are more favorable, We will use those rates. Subsequent monthly payments for the Variable Payment Options will vary and may be higher or lower than the first payment. Amounts for payment frequencies, periods, ages and any current rate information not shown will be provided upon request.

The term "age" as used in the tables refers to the actual age of the Annuitant on the first Payment Calculation Date.

 OPTIONS A & E - LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN; INSTALLMENT REFUND LIFE ANNUITY

------------ --------------------------- -------------------------- -------------------------
    AGE          INSTALLMENT REFUND          10 YEARS CERTAIN           20 YEARS CERTAIN
------------ --------------------------- -------------------------- -------------------------
                 MALE         FEMALE        MALE         FEMALE        MALE        FEMALE
------------ ------------- ------------- ------------ ------------- ------------ ------------
    40          $3.28         $3.15        $3.32         $3.17        $3.31        $3.16
------------ ------------- ------------- ------------ ------------- ------------ ------------
    45           3.44          3.28         3.51          3.31         3.48         3.30
------------ ------------- ------------- ------------ ------------- ------------ ------------
    50           3.64          3.45         3.73          3.50         3.69         3.48
------------ ------------- ------------- ------------ ------------- ------------ ------------
    55           3.88          3.66         4.02          3.73         3.94         3.70
------------ ------------- ------------- ------------ ------------- ------------ ------------
    60           4.18          3.92         4.39          4.03         4.23         3.96
------------ ------------- ------------- ------------ ------------- ------------ ------------
    65           4.56          4.25         4.88          4.43         4.56         4.29
------------ ------------- ------------- ------------ ------------- ------------ ------------
    70           5.03          4.68         5.50          4.96         4.90         4.66
------------ ------------- ------------- ------------ ------------- ------------ ------------
    75           5.63          5.24         6.24          5.66         5.19         5.03
------------ ------------- ------------- ------------ ------------- ------------ ------------
    80           6.40          5.97         7.12          6.55         5.41         5.33
------------ ------------- ------------- ------------ ------------- ------------ ------------
    85           7.43          6.96         8.06          7.60         5.50         5.48
------------ ------------- ------------- ------------ ------------- ------------ ------------


                       OPTION B - NON-REFUND LIFE ANNUITY

                   --------------- ------------ ------------
                        AGE           MALE        FEMALE
                   --------------- ------------ ------------
                        40           $3.33        $3.17
                   --------------- ------------ ------------
                        45            3.51         3.32
                   --------------- ------------ ------------
                        50            3.75         3.50
                   --------------- ------------ ------------
                        55            4.05         3.74
                   --------------- ------------ ------------
                        60            4.44         4.05
                   --------------- ------------ ------------
                        65            4.97         4.46
                   --------------- ------------ ------------
                        70            5.70         5.03
                   --------------- ------------ ------------
                        75            6.68         5.85
                   --------------- ------------ ------------
                        80            8.05         7.02
                   --------------- ------------ ------------
                        85           10.03         8.77
                   --------------- ------------ ------------

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                 OPTION D - JOINT AND SURVIVORSHIP LIFE ANNUITY

  ------------------------------------------------------------------------------------------------
  FEMALE                                         MALE AGE
   AGE
         -----------------------------------------------------------------------------------------
              40        45         50          55         60         65         70        75
  ------------------------------------------------------------------------------------------------
     40      $3.04     $3.08      $3.11       $3.13      $3.14      $3.15      $3.16     $3.16
  ------------------------------------------------------------------------------------------------
     45       3.11      3.16       3.21        3.24       3.27       3.28       3.30      3.30
  ------------------------------------------------------------------------------------------------
     50       3.16      3.24       3.31        3.37       3.41       3.44       3.47      3.48
  ------------------------------------------------------------------------------------------------
     55       3.21      3.31       3.41        3.50       3.58       3.63       3.67      3.70
  ------------------------------------------------------------------------------------------------
     60       3.24      3.37       3.50        3.63       3.75       3.84       3.92      3.97
  ------------------------------------------------------------------------------------------------
     65       3.27      3.41       3.57        3.74       3.91       4.07       4.20      4.30
  ------------------------------------------------------------------------------------------------
     70       3.29      3.45       3.63        3.84       4.07       4.30       4.51      4.69
  ------------------------------------------------------------------------------------------------
     75       3.30      3.47       3.67        3.91       4.19       4.50       4.83      5.13
  ------------------------------------------------------------------------------------------------


             OPTION F - JOINT AND SURVIVORSHIP LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

  ------------------------------------------------------------------------------------------------
  FEMALE                                         MALE AGE
   AGE
         -----------------------------------------------------------------------------------------
                40        45         50          55         60         65         70        75
  ------------------------------------------------------------------------------------------------
     40      $3.04     $3.08      $3.11       $3.13      $3.14      $3.15      $3.16     $3.16
  ------------------------------------------------------------------------------------------------
     45       3.11      3.16       3.21        3.24       3.27       3.28       3.30      3.30
  ------------------------------------------------------------------------------------------------
     50       3.16      3.24       3.31        3.37       3.41       3.44       3.47      3.48
  ------------------------------------------------------------------------------------------------
     55       3.21      3.31       3.41        3.50       3.58       3.63       3.67      3.70
  ------------------------------------------------------------------------------------------------
     60       3.24      3.37       3.50        3.63       3.75       3.84       3.92      3.97
  ------------------------------------------------------------------------------------------------
     65       3.27      3.41       3.57        3.74       3.91       4.07       4.20      4.29
  ------------------------------------------------------------------------------------------------
     70       3.29      3.45       3.63        3.84       4.07       4.30       4.51      4.68
  ------------------------------------------------------------------------------------------------
     75       3.30      3.47       3.67        3.91       4.19       4.50       4.81      5.10
  ------------------------------------------------------------------------------------------------



                   OPTION G - PAYMENTS FOR A SPECIFIED PERIOD

           -------------------- ----------------- ------------------
                                     ANNUAL            MONTHLY
              NUMBER OF YEARS      INSTALLMENT        INSTALLMENT
           -------------------- ----------------- ------------------
                    5               $211.99            $17.91
           -------------------- ----------------- ------------------
                    6                179.22             15.14
           -------------------- ----------------- ------------------
                    7                155.83             13.16
           -------------------- ----------------- ------------------
                    8                138.31             11.68
           -------------------- ----------------- ------------------
                    9                124.69             10.53
           -------------------- ----------------- ------------------
                   10                113.82              9.61
           -------------------- ----------------- ------------------
                   11                104.93              8.86
           -------------------- ----------------- ------------------
                   12                 97.54              8.24
           -------------------- ----------------- ------------------
                   13                 91.29              7.71
           -------------------- ----------------- ------------------
                   14                 85.95              7.26
           -------------------- ----------------- ------------------
                   15                 81.33              6.87
           -------------------- ----------------- ------------------
                   16                 77.29              6.53
           -------------------- ----------------- ------------------
                   17                 73.74              6.23
           -------------------- ----------------- ------------------
                   18                 70.59              5.96
           -------------------- ----------------- ------------------
                   19                 67.78              5.73
           -------------------- ----------------- ------------------
                   20                 65.26              5.51
           -------------------- ----------------- ------------------
                   25                 55.76              4.71
           -------------------- ----------------- ------------------
                   30                 49.53              4.18
           -------------------- ----------------- ------------------

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          OPTION I - VARIABLE PAYMENT LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

                    --------------- ------------ ------------
                         AGE           MALE        FEMALE
                    --------------- ------------ ------------
                          40          $4.15        $4.02
                    --------------- ------------ ------------
                          45           4.29         4.12
                    --------------- ------------ ------------
                          50           4.40         4.27
                    --------------- ------------ ------------
                          55           4.73         4.46
                    --------------- ------------ ------------
                          60           5.06         4.71
                   --------------- ------------ ------------
                          65           5.51         5.05
                   --------------- ------------ ------------
                          70           6.08         5.52
                   --------------- ------------ ------------
                          75           6.79         6.17
                   --------------- ------------ ------------
                          80           7.65         6.99
                   --------------- ------------ ------------
                          85           8.57         7.98
                   --------------- ------------ ------------


 OPTION J - JOINT SURVIVOR VARIABLE PAYMENT LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

  -----------------------------------------------------------------------------------------------
  FEMALE                                       MALE AGE
  AGE
      -------------------------------------------------------------------------------------------
                  40        45         50        55         60         65         70       75
  -----------------------------------------------------------------------------------------------
        40      $3.92     $3.94      $3.96     $3.98      $3.99      $4.00      $4.00     $4.01
  -----------------------------------------------------------------------------------------------
        45       3.96      4.00       4.03      4.06       4.08       4.09       4.10      4.11
  -----------------------------------------------------------------------------------------------
        50       4.00      4.05       4.10      4.15       4.18       4.21       4.23      4.24
  -----------------------------------------------------------------------------------------------
        55       4.03      4.10       4.18      4.24       4.30       4.35       4.39      4.41
  -----------------------------------------------------------------------------------------------
        60       4.06      4.15       4.25      4.34       4.43       4.52       4.58      4.63
  -----------------------------------------------------------------------------------------------
        65       4.09      4.19       4.31      4.44       4.57       4.70       4.81      4.90
  -----------------------------------------------------------------------------------------------
        70       4.11      4.22       4.36      4.53       4.70       4.89       5.07      5.22
  -----------------------------------------------------------------------------------------------
        75       4.12      4.75       4.41      4.60       4.82       5.07       5.34      5.59
  -----------------------------------------------------------------------------------------------


           OPTION K - VARIABLE PAYMENT ANNUITY FOR A SPECIFIED PERIOD

        -------------------- ----------------- ------------------
                                  ANNUAL            MONTHLY
          NUMBER OF YEARS       INSTALLMENT        INSTALLMENT
        -------------------- ----------------- ------------------
                  5               $217.98            $18.53
        -------------------- ----------------- ------------------
                  6                185.53             15.77
        -------------------- ----------------- ------------------
                  7                162.39             13.81
        -------------------- ----------------- ------------------
                  8                145.08             12.34
        -------------------- ----------------- ------------------
                  9                131.65             11.19
        -------------------- ----------------- ------------------
                 10                120.94             10.28
        -------------------- ----------------- ------------------
                 11                112.20             9.54
        -------------------- ----------------- ------------------
                 12                104.94             8.92
         -------------------- ----------------- ------------------
                 13                98.83              8.40
         -------------------- ----------------- ------------------
                 14                93.61              7.96
         -------------------- ----------------- ------------------
                 15                89.10              7.58
         -------------------- ----------------- ------------------
                 16                85.18              7.24
         -------------------- ----------------- ------------------
                 17                81.74              6.95
         -------------------- ----------------- ------------------
                 18                78.70              6.69
        -------------------- ----------------- ------------------
                 19                75.99              6.46
        -------------------- ----------------- ------------------
                 20                73.57              6.25
        -------------------- ----------------- ------------------
                 25                64.53              5.49
        -------------------- ----------------- ------------------
                 30                58.75              5.00
        -------------------- ----------------- ------------------

D609                              18

            OPTION M - VARIABLE PAYMENT LIFE ANNUITY WITH UNIT REFUND

                   --------------- ------------ ------------
                         AGE           MALE        FEMALE
                   --------------- ------------ ------------
                         40          $4.12        $4.01
                   --------------- ------------ ------------
                         45           4.25         4.11
                   --------------- ------------ ------------
                         50           4.42         4.24
                   --------------- ------------ ------------
                         55           4.64         4.41
                   --------------- ------------ ------------
                         60           4.92         4.64
                   --------------- ------------ ------------
                         65           5.28         4.94
                   --------------- ------------ ------------
                         70           5.74         5.33
                   --------------- ------------ ------------
                         75           6.32         5.86
                   --------------- ------------ ------------
                         80           7.07         6.55
                   --------------- ------------ ------------
                         85           8.01         7.43
                   --------------- ------------ ------------


                    OPTION N - VARIABLE PAYMENT LIFE ANNUITY

                   --------------- ------------ ------------
                         AGE           MALE        FEMALE
                   --------------- ------------ ------------
                         40           $4.15        $4.02
                   --------------- ------------ ------------
                         45            4.30         4.13
                   --------------- ------------ ------------
                         50            4.50         4.27
                   --------------- ------------ ------------
                         55            4.76         4.47
                   --------------- ------------ ------------
                         60            5.11         4.73
                   --------------- ------------ ------------
                         65            5.60         5.09
                   --------------- ------------ ------------
                         70            6.29         5.60
                   --------------- ------------ ------------
                         75            7.20         6.34
                   --------------- ------------ ------------
                         80            8.49         7.41
                   --------------- ------------ ------------
                         85            10.30        8.98
                   --------------- ------------ ------------

D609                              19

[LOGO] PHOENIX




             FLEXIBLE PREMIUM VARIABLE ACCUMULATION DEFERRED ANNUITY

ALL VALUES AND BENEFITS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE AND ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE PART 7 FOR A DESCRIPTION OF HOW THE CONTRACT VALUES ARE DETERMINED, PART 9 FOR A DESCRIPTION OF HOW THE DEATH BENEFITS ARE DETERMINED, AND PART 10 FOR A DESCRIPTION OF HOW ANNUITY PAYMENTS ARE DETERMINED.

                                NONPARTICIPATING
D609

                               CONTRACT AMENDMENT

This amendment is issued as part of the Contract to which it is attached. The issue date of this amendment is the same as the Contract Date. Except where this amendment provides otherwise, it is subject to all of the conditions and limitations of the contract.

                             PART 9: DEATH BENEFITS

The Death Benefits section of the contract is amended to add the following Death Benefit Option 3 prior to the Distribution at Death Requirements provision:

DEATH BENEFIT OPTION 3
This death benefit is based on the age of the Owner on the Contract Date. If there is more than one Owner, it is based on the age of the eldest Owner.

If the Owner has not attained age 70 on the Contract Date, the death benefit (less any premium tax) is equal to A or B, whichever is greater, where:

     A is 100% of premium payments less "Adjusted Partial Withdrawals" (as defined below).

     B is the Contract Value next determined following receipt of a certified death certificate at our annuity operations division, plus 40% of the Relief Amount (as defined below).

If the Owner has attained age 70 but not yet attained age 76 on the Contract Date, the death benefit (less any premium tax) is equal to A or B, whichever is greater, where:

     A is 100% of premium payments less "Adjusted Partial Withdrawals" (as defined below).

     B is the Contract Value next determined following receipt of a certified death certificate at our annuity operations division, plus 25% of the Relief Amount (as defined below).

If the contract is not owned by a natural person, the age of the Primary Annuitant on the Contract Date will be used to calculate the death benefit.

If the spouse elects to continue the contract under Death Benefit Option 3, the death benefit under the continued contract will be calculated based on the surviving spouse's attained age as of the date we continue the contract.

RELIEF AMOUNT
The Relief Amount is equal to the Contract Value less Modified Premium Payments (as defined below), not to exceed the following maximum amount:

1. If eldest Owner has not attained age 70 on the Contract Date, the maximum Relief Amount is 200% multiplied by (A minus B minus C), where:

    A is sum of Modified Premium Payments made prior to the date the death benefit is calculated.
    B is the sum of premium payments made during the 12 months prior to date of the death benefit is calculated.
    C is the sum of Monthly Benefits (as defined below) credited to Contract Value.

2. If eldest Owner has attained age 70 but not yet attained age 76 on the Contract Date, the maximum Relief Amount is 100% multiplied by (A minus B minus C), where:

    A is the sum of Modified Premium Payments made prior to the date the death benefit is calculated.
    B is the sum of premium payments made during the 12 months prior to date of calculation.
    C is the sum of Monthly Benefits (as defined below) credited to Contract Value.

DR51

MODIFIED PREMIUM PAYMENTS
Modified Premium Payments are equal to A minus B, where:

    A is the sum of all premium payments plus Monthly Benefits credited to Contract Value, if any;
    B is the amount that each partial withdrawal exceeds the difference, at the time of each partial withdrawal, between: (1) the Contract Value prior to the partial withdrawal, and (2) the Modified Premium Payments prior to the partial withdrawal. If the partial withdrawal does not exceed this difference, or if there are no partial withdrawals, this value is zero. Partial withdrawals are taken from earnings first, then from the premium payments in the order they were received.

ADJUSTED PARTIAL WITHDRAWALS
The sum of all Adjusted Partial Withdrawals when each is calculated as the product of A multiplied by B where:

    A is the ratio of the amount of the partial withdrawal to the Contract Value on the date of (but prior to) the partial withdrawal.
    B is the death benefit on the date of (but prior to) the partial withdrawal.

MONTHLY BENEFIT
The monthly amount credited to the Contract Value when a claim under the Accumulation Enhancement is being paid.

ELIGIBILITY FOR ACCUMULATION ENHANCEMENT(AE)
You may be eligible for the Accumulation Enhancement (AE) under Death Benefit Option 3 (described below). If there is more than one Owner, the AE is available to any Owner but only one AE claim will be paid under this contract. The AE is not available in Contract Year 1 and is not available after the Maturity Date.

To apply for the AE, the Owner must provide Written Notice to Us that the Covered Person has completed the Qualification Period.

The Covered Person means the Owner. The Covered Person will mean the Primary Annuitant if the contract is not owned by a natural person. The Covered Person must be less than age 91 at the time the Qualification Period expires in order to qualify for the AE.

THE QUALIFICATION PERIOD
The Qualification Period is 120 consecutive days of confinement to a Nursing Home or Assisted Care Living Facility which commences anytime after the first Contract Year has expired but prior to the Maturity Date and prior to the Covered Person attaining age 91. Any day the Covered Person is confined during the first Contract Year will not count towards satisfaction of the Qualification Period. The Nursing Home or Assisted Care Living Facility must be located within the United States.

CALCULATION OF ACCUMULATION ENHANCEMENT (AE) AND CREDIT TO CONTRACT VALUE
The AE is calculated only once. The AE is calculated as of the first Valuation Date after the Qualification Period has expired, regardless of when We receive Written Notice that the Qualification Period has expired.

If the Owner has not attained age 70 on the Contract Date, the AE will equal 40% of the Relief Amount. If the Owner has attained age 70 but not yet attained age 76 on the Contract Date, the AE will equal 25% of the Relief Amount. The Relief Amount is defined above. For all contracts issued by the Us or an affiliated company, the maximum AE (or similar enhancement) amount We will pay with respect to a Covered Person is $750,000.

Each month for 50 consecutive months, two percent (2%) of the AE will be credited to the Contract Value, provided the Covered Person is still living. This monthly amount credited to the Contract Value is called the Monthly Benefit. Since the AE is calculated as of the first Valuation Date after the Qualification Period has expired, there could be a retroactive Monthly Benefit(s) credited to the Contract Value. At the end of the 50 consecutive months, the entire AE amount will have been credited and Monthly Benefits will cease.
DR51

TERMINATION OF ACCUMULATION ENHANCEMENT(AE)
The AE terminates on the earliest of the following:

1. the date the AE maximum amount (as described above) is exhausted;
2. the date the contract terminates for any reason;
3. the date of the Covered Person's death;
4. the date the Annuitant changes if the Covered Person is the Annuitant;
5. the Maturity Date.

DEFINITIONS:

ASSISTED CARE LIVING FACILITY means a facility which is licensed or certified by the jurisdiction in which it is located and is operating to provide care to 10 or more persons; and meets the following:

o has a 24-hour on-site staff to provide care and services sufficient to support the Covered Person's needs;
o has established procedures for obtaining appropriate aid in the event of a medical emergency; and
o  makes a charge, including room and board for such care and services.

NURSING HOME means a free-standing facility or distinct part of a facility (including a ward, wing, or swing-bed unit of a hospital or other facility) which is licensed or certified, if required, by the jurisdiction in which it is located; and meets the following:

o provides skilled or intermediate care by one or more of the following health care professionals: registered nurse, licensed vocational nurse, licensed practical nurse, physical therapist, occupational therapist, speech therapist, respiratory therapist, licensed medical social worker or registered dietitian.
o provides services performed by or under the immediate supervision of a registered nurse, licensed practical nurse or licensed vocational nurse, on-site twenty-four (24) hours per day.

Assisted Care Living Facility or Nursing Home do not include any facility located on the premises of, or that has arrangements with: a retirement home, residential living facility or continuing care retirement community to provide care and services for their residents.

Assisted Care Living Facility or Nursing Home do not mean:

o  a hospital or clinic;
o  a rehabilitation hospital or facility;
o the Covered Person's primary place of residence including independent living units in a continuing care retirement community or similar facility; or
o a facility for the treatment of alcoholism, drug addiction, or mental illness or disorders.


                         Phoenix Life Insurance Company

                          /s/ Robert W. Fiandella

              Chairperson of the Board and Chief Executive Officer


DR51
                                        3